                                                                     Exhibit 4.1
--------------------------------------------------------------------------------

                                TRITEL PCS, INC.
                                  TRITEL, INC.
                           TRITEL COMMUNICATIONS, INC.
                              TRITEL FINANCE, INC.




                                  $372,000,000
               12 3/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009




                         ------------------------------

                                    INDENTURE

                            Dated as of May 11, 1999

                         ------------------------------

                              THE BANK OF NEW YORK


                                     Trustee

                         ------------------------------

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                 Indenture Section

310(a)(1).....................................................       7.10
   (a)(2).....................................................       7.10
   (a)(3).....................................................       N.A.
   (a)(4).....................................................       N.A.
   (a)(5).....................................................       7.10
   (b)........................................................       7.10
   (c)........................................................       N.A.
311(a)........................................................       7.11
   (b)........................................................       7.11
   (c)........................................................       N.A.
312(a)........................................................       2.05
   (b)........................................................      11.03
   (c)........................................................      11.03
313(a)........................................................       7.06
   (b)(1).....................................................      10.03
   (b)(2).....................................................       7.07
   (c)........................................................    7.06;11.02
   (d)........................................................       7.06
314(a)........................................................    4.03;11.02
   (b)........................................................      10.02
   (c)(1).....................................................      11.04
   (c)(2).....................................................      11.04
   (c)(3).....................................................       N.A.
   (d)........................................................       N.A.
   (e)........................................................      11.05
   (f)........................................................       N.A.
315(a)........................................................       7.01
   (b)........................................................    7.05,11.02
   (c)........................................................       7.01
   (d)........................................................       7.01
   (e)........................................................       6.11
316(a) (last sentence)........................................       2.09
   (a)(1)(A)..................................................       6.05
   (a)(1)(B)..................................................       6.04
   (a)(2).....................................................       N.A.
   (b)........................................................       6.07
   (c)........................................................       2.12
317(a)(1).....................................................       6.08
   (a)(2).....................................................       6.09
   (b)........................................................       2.04
318(a)........................................................       11.01
   (b)........................................................       N.A.
   (c)........................................................       11.01

N.A. means not applicable.
*  This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS
                                                                            Page

              ARTICLE ONE DEFINITIONS AND INCORPORATIONBY REFERENCE

Section 1.01.  Definitions.....................................................1

Section 1.02.  Other Definitions..............................................23

Section 1.03.  Incorporation by Reference of Trust Indenture Act..............23

Section 1.04.  Rules of Construction..........................................24

                              ARTICLE TWO THE NOTES

Section 2.01.  Form and Dating................................................25

Section 2.02.  Execution and Authentication...................................26

Section 2.03.  Registrar and Paying Agent.....................................27

Section 2.04.  Paying Agent to Hold Money in Trust............................27

Section 2.05.  Holder Lists...................................................27

Section 2.06.  Transfer and Exchange..........................................28

Section 2.07.  Replacement Notes..............................................42

Section 2.08.  Outstanding Notes..............................................42

Section 2.09.  Treasury Notes.................................................43

Section 2.10.  Temporary Notes................................................43

Section 2.11.  Cancellation...................................................43

Section 2.12.  Defaulted Interest.............................................44

Section 2.13.  CUSIP Numbers..................................................44

       ARTICLE THREE REDEMPTION AND PREPAYMENT;SATISFACTION AND DISCHARGE

Section 3.01.  Notices to Trustee.............................................44

Section 3.02.  Selection of Notes to Be Redeemed..............................45

Section 3.03.  Notice of Redemption...........................................45

Section 3.04.  Effect of Notice of Redemption.................................46

Section 3.05.  Deposit of Redemption Price....................................46

Section 3.06.  Notes Redeemed in Part.........................................47

Section 3.07.  Optional Redemption............................................47

Section 3.08.  Mandatory Redemption...........................................48

Section 3.09.  Offer to Purchase by Application of Excess Proceeds............48

Section 3.10.  Satisfaction and Discharge of Indenture........................50

Section 3.11.  Application of Trust Money.....................................51

                             ARTICLE FOUR COVENANTS

Section 4.01.  Payment of Notes...............................................51

Section 4.02.  Maintenance of Office or Agency................................52

Section 4.03.  Reports........................................................52

Section 4.04.  Compliance Certificate.........................................53

Section 4.05.  Taxes..........................................................54

Section 4.06.  Stay, Extension and Usury Laws.................................54

Section 4.07.  Restricted Payments............................................54

Section 4.08.  Dividend and Other Payment Restrictions Affecting
               Restricted Subsidiaries........................................58

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.....59

Section 4.10.  Asset Sales....................................................63

Section 4.11.  Transactions with Affiliates...................................64

Section 4.12.  Liens..........................................................66

Section 4.13.  Business Activities............................................67

Section 4.14.  Corporate Existence............................................67

Section 4.15.  Repurchase at the Option of HoldersCChange of Control..........67

Section 4.16.  Sale and Leaseback Transactions................................69

Section 4.17.  Limitation on Issuances and Sales of Equity Interests
               in Restricted Subsidiaries.....................................69

Section 4.18.  Limitation on Issuances of Guarantees of Indebtedness
               by Restricted Subsidiaries.....................................70

Section 4.19.  Unrestricted Subsidiaries......................................70

Section 4.20.  Payments for Consent...........................................71

Section 4.21.  Limitation on other Senior Subordinated Debt...................71

Section 4.22.  Additional Subsidiary Guarantees...............................71

Section 4.23.  Amendments to Securities Purchase Agreement....................71

                             ARTICLE FIVE SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.......................72

Section 5.02.  Successor Corporation Substituted..............................73

                        ARTICLE SIX DEFAULTS AND REMEDIES

Section 6.01.  Events of Default..............................................73

Section 6.02.  Acceleration...................................................75

Section 6.03.  Other Remedies.................................................76

Section 6.04.  Waiver of Past Defaults........................................77

Section 6.05.  Control by Majority............................................77

Section 6.06.  Limitation on Suits............................................77

Section 6.07.  Rights of Holders of Notes to Receive Payment..................78

Section 6.08.  Collection Suit by Trustee.....................................78

Section 6.09.  Trustee May File Proofs of Claim...............................78

Section 6.10.  Priorities.....................................................79

Section 6.11.  Undertaking for Costs..........................................79

                              ARTICLE SEVEN TRUSTEE

Section 7.01.  Duties of Trustee..............................................80

Section 7.02.  Certain Rights of Trustee......................................81

Section 7.03.  Individual Rights of Trustee...................................82

Section 7.04.  Trustee's Disclaimer...........................................82

Section 7.05.  Notice of Defaults.............................................82

Section 7.06.  Reports by Trustee to Holders of the Notes.....................82

Section 7.07.  Compensation and Indemnity.....................................83

Section 7.08.  Replacement of Trustee.........................................84

Section 7.09.  Successor Trustee by Merger, Etc...............................85

Section 7.10.  Eligibility; Disqualification..................................85

Section 7.11.  Preferential Collection of Claims Against Company..............85

             ARTICLE EIGHT LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.......85

Section 8.02.  Legal Defeasance and Discharge.................................86

Section 8.03.  Covenant Defeasance............................................86

Section 8.04.  Conditions to Legal or Covenant Defeasance.....................87

Section 8.05.  Deposited Money and Government Securities to Be Held
               in Trust; Other Miscellaneous Provisions.......................88

Section 8.06.  Repayment to Company...........................................89

Section 8.07.  Reinstatement..................................................89

                  ARTICLE NINE AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes............................89

Section 9.02.  With Consent of Holders of Notes...............................90

Section 9.03.  Compliance with Trust Indenture Act............................92

Section 9.04.  Revocation and Effect of Consents..............................92

Section 9.05.  Notation on or Exchange of Notes...............................92

Section 9.06.  Trustee to Sign Amendments, Etc................................92

                             ARTICLE TEN GUARANTEES

Section 10.01  Guarantees.....................................................93

Section 10.02.  Execution and Delivery of Guarantee...........................94

Section 10.03.  Severability..................................................94

Section 10.04.  Seniority of Guarantees.......................................94

Section 10.05.  Limitation of Guarantors' Liability...........................94

Section 10.06.  Guarantors May Consolidate, Etc., on Certain Terms............95

Section 10.07.  Releases Following Sale of Assets.............................96

Section 10.08.  Release of a Guarantor........................................96

Section 10.09.  Benefits Acknowledged.........................................97

                          ARTICLE ELEVEN SUBORDINATION

Section 11.01. Notes Subordinate to Senior Debt...............................97

Section 11.02. Payment by the Company of Proceeds upon Dissolution, Etc.......97

Section 11.03. Suspension of Payment on Notes When Senior Debt of the
               Company in Default.............................................98

Section 11.04. Payment Over by Guarantors of Proceeds upon Dissolution,
               Etc............................................................99

Section 11.05. Suspension of Payment on Guarantees When Senior
               Indebtedness of Guarantor in Default..........................100

Section 11.06. Payment Permitted If No Default...............................100

Section 11.07. Subrogation to Rights of Holders of Senior Debt...............101

Section 11.08. Provisions Solely to Define Relative Rights...................101

Section 11.09. Trustee to Effectuate Subordination...........................101

Section 11.10. No Waiver of Subordination Provisions.........................102

Section 11.11. Notice to Trustee.............................................102

Section 11.12. Reliance on Judicial Order or Certificate of Liquidating
               Agent.........................................................103

Section 11.13. Rights of Trustee As a Holder of Senior Debt; Preservation
               of Trustee's Rights...........................................103

Section 11.14. Article Applicable to Paying Agents...........................103

Section 11.15. No Suspension of Remedies.....................................104

Section 11.16. Trust Moneys Not Subordinated.................................104

Section 11.17. Trustee Not Fiduciary for Holders of Senior Debt..............104

Section 11.18. Notice to Holders of Senior Debt..............................104

                          ARTICLE TWELVE MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls .................................104

Section 12.02. Notices ......................................................105

Section 12.03. Communication by Holders of Notes with Other Holders of Notes......................................................106

Section 12.04. Certificate and Opinion as to Conditions Precedent ...........106

Section 12.05. Statements Required in Certificate or Opinion ................106

Section 12.06. Rules by Trustee and Agents ..................................107

Section 12.07. No Personal Liability of Directors, Officers, Employees
               and Stockholders..............................................107

Section 12.08. Governing Law ................................................107

Section 12.09. No Adverse Interpretation of Other Agreements ................107

Section 12.10. Successors ...................................................107

Section 12.11. Severability .................................................108

Section 12.12. Counterpart Originals ........................................108

Section 12.13. Table of Contents, Headings, Etc .............................108

                                    EXHIBITS

Exhibit A1    FORM OF NOTE
Exhibit A2    FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

               INDENTURE dated as of May 11, 1999 among Tritel PCS, Inc., a Delaware corporation (the "COMPANY"), Tritel, Inc., a Delaware corporation, Tritel Communications, Inc., a Delaware corporation, Tritel Finance, Inc., a Delaware corporation (collectively, the "GUARANTORS"), and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

               The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 3/4% Senior Subordinated Discount Notes due 2009 (the "NOTES"):


                                   ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions.

               "144A GLOBAL NOTE" means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

               "ACCRETED INCREMENT" means (a) if the redemption date occurs before the first Semi-Annual Accrual Date, an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the Closing Date to the redemption date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Closing Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months, or (b) if the redemption date occurs between two Semi-Annual Accrual Dates, an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the redemption date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

               "ACCRETED VALUE" means, for any particular date of determination (any such date being herein referred to as a "SPECIFIED DATE"), the amount provided below for each $1,000 principal amount at maturity of Notes outstanding:

               A. If the Specified Date occurs on one of the following dates (each a "SEMI-ANNUAL ACCRUAL DATE"), the Accreted Value will equal the amount set forth below:

               SEMI-ANNUAL ACCRUAL DATE                    ACCRETED VALUE
               ------------------------                    --------------
               November 15, 1999                               $ 573.38
               May 15, 2000                                      609.93
               November 15, 2000                                 648.82
               May 15, 2001                                      690.18
               November 15, 2001                                 734.18
               May 15, 2002                                      780.98
               November 15, 2002                                 830.77
               May 15, 2003                                      883.73
               November 15, 2003                                 940.07
               May 15, 2004 or thereafter                      1,000.00

               B. If the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (1) the original issue price and (2) an amount equal to the product of (i) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (ii) a fraction, the numerator of which is the number of days from the issue date of the Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months.

               C. If the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (1) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (2) an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

               D. If the Specified Date occurs after May 15, 2004, the Accreted Value will equal $1,000.

               "ACQUIRED DEBT" means, with respect to any specified Person:

               (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such

        Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

               (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

               "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meaning correlative to the foregoing.

               "AGENT" means any Registrar, Paying Agent or co-registrar.

               "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

               "ASSET ACQUISITION" means (a) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (b) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

               "ASSET DISPOSITION" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

               "ASSET SALE" means:

               (a) (1) the sale, lease, conveyance or other disposition of any assets or rights other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.15 hereof and/or Section 5.01 hereof and not by
        Section 4.10 hereof; and

               (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

               (b) Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                      (1) any single transaction or series of related
               transactions that involves assets having a fair market value of less than $5.0 million;

                      (2) any disposition of properties and assets of the
               Company that is governed by Section 5.01 hereof;

                      (3) a transfer of assets between or among the Company and
               its Restricted Subsidiaries;

                      (4) transfers of property or assets to an Unrestricted
               Subsidiary, if permitted under Section 4.07 hereof;

                      (5) the sale or lease of equipment, inventory, accounts
               receivable or other assets in the ordinary course of business;
               and

                      (6) any transfer by the Company or a Subsidiary of
               property or equipment with a fair market value of less than $5.0 million to a Person who is not an Affiliate of the Company in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; provided that, in the event of a transfer described in this clause (6), the Company shall deliver to the Trustee an Officer's Certificate certifying that such exchange complies with this clause (6).

               "AVERAGE LIFE" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(ii) the amount of each such principal payment by (b) the sum of all such principal payments.

               "BANK CREDIT AGREEMENT" means the Amended and Restated Loan Agreement dated as of March 31, 1999 among the Company, Tritel, Inc., Toronto Dominion (Texas), Inc., as administrative agent, and the Banks, as such agreement may be amended, restated, supplemented, refinanced or otherwise modified from time to time.

               "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "BANKS" means the banks or other financial institutions that from time to time are lenders under the Bank Credit Agreement.

               "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have a corresponding meaning.

               "BOARD OF DIRECTORS" means:

               (1) with respect to a corporation, the board of directors of the corporation;

               (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

               (3) with respect to any other Person, the board or committee of such Person serving a similar function.

               "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

               "BUSINESS DAY" means any day other than a Legal Holiday.

               "CAPITAL LEASE OBLIGATION" means, with respect to any Person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

               "CAPITAL STOCK" means:

               (1) in the case of a corporation, corporate stock;

               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

               (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CASH EQUIVALENTS" means:

               (1) United States dollars;

               (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

               (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers0 acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Bank Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

               (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and
        (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

               (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition; and

               (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

               "CEDEL" means Cedel Bank, S.A.

               "CHANGE OF CONTROL" means the occurrence of any of the following:

               (1) for so long as the Voting Preference Common Stock stock of Tritel, Inc. remains outstanding and the Voting Preference Common Stock constitutes 50.1% or more of the combined voting power of all classes of Tritel, Inc.'s outstanding Voting Stock pursuant to the Certificate of Incorporation of Tritel, Inc., a "person" or "group"

        (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a Permitted Holder, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares of Voting Preference Common Stock having more than 50% of the total voting power of such shares of Voting Preference Common Stock;

               (2) if there are no shares of Voting Preference Common Stock outstanding or the Voting Preference Common Stock no longer constitutes 50.1% or more of the combined voting power of all classes of Tritel, Inc.'s outstanding Voting Stock pursuant to the Certificate of Incorporation of Tritel, Inc., a "person" or "group," other than a Permitted Holder, becomes the "beneficial owner" of Voting Stock having more than 50% of the voting power of the total Voting Stock of Tritel, Inc.;

               (3) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), except to a Permitted Holder;

               (4) the adoption of a plan relating to the liquidation or dissolution of the Company;

               (5) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company was approved by a vote of 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; provided, however, that changes in specific representatives of the existing investors that are entitled to nominate board representatives shall be excluded from consideration for purposes of this clause (5); or

               (6) Tritel, Inc. ceases to own, directly or indirectly, 100% of the Capital Stock of the Company.

               "CLOSING DATE" means May 11, 1999.

               "COMPANY" means Tritel PCS, Inc., a Delaware corporation, and any and all successors thereto.

               "CONSOLIDATED EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period: (a) the Consolidated Interest Expense and preferred stock dividends of the Company and its Restricted Subsidiaries for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and any of its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary shall be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period.

               "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of (i) interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings; the net costs associated with Hedging Obligations; and Indebtedness that is guaranteed or secured by the Company or any of its Restricted Subsidiaries), (ii) the interest portion of Capital Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period and (iii) cash dividends paid on Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries).

               "CONSOLIDATED LEVERAGE RATIO" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as of such date to (ii) the product of (x) the aggregate amount of Consolidated EBITDA for the immediately preceding two full fiscal quarters for which internal financial statements are available, taken as one accounting period, multiplied by (y) two.

               "CONSOLIDATED NET INCOME" means, for any period, the aggregate Net Income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):

               (1) the portion of Net Income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period;

               (2) the Net Income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;

               (3) the Net Income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such Net Income could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise;

               (4) any gains or losses (on an after-tax basis) attributable to Asset Sales;

               (5) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (3) of the first paragraph of Section 4.07 hereof, any amount paid or accrued as dividends on Preferred Stock (other than accrued dividends which, pursuant to the terms of the Preferred Stock, will not be payable prior to the first anniversary after the Stated Maturity of the Notes) of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and

               (6) all extraordinary gains and extraordinary losses.

               "CONSOLIDATED NET WORTH" means, with respect to any specified Person as of any date, the sum of:

               (1) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries as of such date; plus

               (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

               "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

               "CURRENCY AGREEMENTS" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

               "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

               "DEFAULT" means any event that is, or after notice or passage of time or both, would be an Event of Default.

               "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

               "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "DESIGNATED SENIOR DEBT" means:

               (1) any Indebtedness outstanding under the Bank Credit Agreement; and

               (2) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company's Board of Directors as "DESIGNATED SENIOR DEBT" at the time of its initial issuance in a resolution delivered to the Trustee. "DESIGNATED SENIOR DEBT" of a Subsidiary Guarantor shall have a correlative meaning.

               "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

               "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "EQUITY OFFERING" means a capital contribution to the Company from Tritel, Inc. or a sale by the Company of its Capital Stock (which is not Disqualified Stock) to Tritel, Inc.

               "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

               "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

               "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

               "EXISTING INDEBTEDNESS" means up to $41.2 million (book value) in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Bank Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

               "FCC" means the Federal Communications Commission.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

               "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

               "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 or A2 hereto, as appropriate, issued in accordance with
Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

               "GOVERNMENT SECURITIES" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of Tritel PCS thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as a custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

               "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

               "GUARANTEE" means the guarantees of the Notes by the Parent Guarantor and the Subsidiary Guarantors in accordance with the provisions of this Indenture.

               "GUARANTORS" means the Parent Guarantor and the Subsidiary Guarantors.

               "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

               (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

               (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

               "HOLDER" means a Person in whose name a Note is registered.

               "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

               (1) borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3) banker's acceptances;

               (4) representing Capital Lease Obligations;

               (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

               (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "INDEBTEDNESS" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

               The amount of any Indebtedness outstanding as of any date shall be:

               (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

               (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

               "INDENTURE" means this Indenture, as amended or supplemented from time to time.

               "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

               "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an

Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section
4.07 hereof.

               "ISSUE DATE" means the date of original issuance of the Notes.

               "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

               "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

               "LICENSE SUBSIDIARY" means Tritel A/B Holding Corp., Tritel C/F Holding Corp., NexCom, Inc., Clearcall, Inc., Global PCS, Inc., Clearwave, Inc., DigiNet PCS, Inc., DigiCom, Inc. and DigiCall, Inc., each a Delaware corporation, and Aircom PCS, Inc. and OvinCom, Inc., each an Alabama corporation, and any other wholly owned Subsidiary of the Company designated as a License Subsidiary under the Bank Credit Agreement; provided that any such Subsidiary will be a License Subsidiary only so long as its sole assets consist of stock of one or more other License Subsidiaries, one or more PCS Licenses and/or cash from senior loans by the Company or any Restricted Subsidiary in order to fund amounts due, substantially contemporaneously, to the FCC or with respect to franchise taxes and other similar payments related to the PCS Licenses, and its sole Indebtedness consists of Indebtedness owed to the FCC attributable to such PCS License or Licenses, amounts owed to the Company or any Restricted Subsidiary under such senior loans, and guarantees of the Bank Credit Agreement.

               "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

               "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

               "MARKETING AFFILIATE" means any Person which engages in no activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof.

               "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

               (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

               (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

               "NET PROCEEDS" means (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations or escrowed funds, but only when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (b) with respect to any capital contribution or issuance or sale of Capital Stock as referred to under Section 4.07 hereof, the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such capital contribution, issuance or sale and net of taxes paid or payable as a result thereof.

               "NON-U.S. PERSON" means a Person who is not a U.S. Person.

               "NOTES" has the meaning assigned to it in the preamble to this Indenture.

               "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "OFFERING" means the offering of the Notes by the Company.

               "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

               "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

               "PARENT GUARANTEE" means a guarantee of the Notes by the Parent Guarantor in accordance with the provisions of this Indenture.

               "PARENT GUARANTOR" means Tritel, Inc. and any successors or assigns permitted under this Indenture.

               "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and with respect to DTC, shall include Euroclear and Cedel).

               "PERMITTED BUSINESS" means (i) the delivery or distribution of telecommunications, voice, data or video services or (ii) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (i) of this definition.

               "PERMITTED HOLDERS" means:

               (1) each of AT&T Corp., TeleCorp PCS, Inc., Triton PCS, Inc., the institutional equity investors that purchased Series C Preferred Stock of Tritel, Inc. on January 7, 1999 and any of their respective Affiliates and the respective successors (by merger, consolidation, transfer or otherwise) to all or substantially all of the respective businesses and assets of any of the foregoing;

               (2) William D. Mounger, II, E.B. Martin, Jr. and Jerry M. Sullivan, Jr.; the spouse, descendants and heirs of any of the foregoing persons; any trust existing solely for the benefit of one or more of the foregoing persons; the estate or any executor, administrator, conservator or other legal representative of one or more of the foregoing persons; and any corporation, limited partnership, limited liability company or similar entity, all of the Voting Stock of which is owned by one or more of the foregoing persons; and

               (3) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) controlled by one or more of the persons identified in clauses (1) or (2) above.

               "PERMITTED INVESTMENTS" means:

               (1) Investments in Cash Equivalents;

               (2) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

               (3) loans and advances to employees made in the ordinary course of business;

               (4) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.10 hereof;

               (5) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

               (6) Investments by the Company or any of the Restricted Subsidiaries in any one of the other of them; and

               (7) Investments the sum of which does not exceed $7.5 million at any one time outstanding.

               "PERMITTED JUNIOR SECURITIES" means:

               (1) Equity Interests in the Company or any Guarantor; or

               (2) debt securities that are subordinated to all Senior Debt, and to any debt securities issued in exchange for Senior Debt, to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under this Indenture.

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

               "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "REGULATION S" means Regulation S promulgated under the Securities Act.

               "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

               "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global
Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

               "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary global
Note in the form of Exhibit A2 hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

               "RELATED PARTY" means:

               (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of the Principal; or

               (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which, consist of any one or more of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

               "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

               "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

               "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

               "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

               "RESTRICTED SUBSIDIARY" means any Subsidiary other than an Unrestricted Subsidiary.

               "RULE 144" means Rule 144 promulgated under the Securities Act.

               "RULE 144A" means Rule 144A promulgated under the Securities Act.

               "RULE 903" means Rule 903 promulgated under the Securities Act.

               "RULE 904" means Rule 904 promulgated the Securities Act.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SECURITIES PURCHASE AGREEMENT" means the Securities Purchaser Agreement, dated as of May 20, 1998, by and among Tritel, Inc., Airwave Communications, LLC, Digital PCS, LLC, AT&T Wireless PCS, Inc., the institutional investors named therein purchasing shares of Series C Preferred Stock of Tritel, Inc. and certain members of management named therein, as such agreement may be amended, modified or supplemented from time to time.

               "SENIOR DEBT" means:

               (1) all Indebtedness of the Company or any Guarantor outstanding under the Bank Credit Agreement and all Hedging Obligations with respect thereto;

               (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

               (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

               Notwithstanding anything to the contrary in the preceding three clauses, Senior Debt shall not include:

               (1) any liability for federal, state, local or other taxes owed or owing by the Company;

               (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

               (3) any trade payables; or

               (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

               "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

               "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

               "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

               "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company that is subordinated in right of payment to the Notes.

               "SUBSIDIARY" means, with respect to any specified Person:

               (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by Tritel, Inc. and/or one or more other subsidiaries of Tritel, Inc.; and

               (2) any partnership (a) the sole general partner or the managing general partner of which is Tritel, Inc. and/or one or more other subsidiaries of Tritel, Inc. or (b) the only general partners of which Tritel, Inc. and/or one or more other subsidiaries of Tritel, Inc.

               "SUBSIDIARY GUARANTEE" means a guarantee of the Notes by a Restricted Subsidiary in accordance with the provisions of this Indenture.

               "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that issues a Subsidiary Guarantee.

               "TELECOMMUNICATIONS BUSINESS" means (i) the delivery or distribution of telecommunications, voice, data or video services or (ii) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Closing Date and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (i) of this definition.

               "TELECOMMUNICATIONS INDEBTEDNESS" means any credit facility entered into with any vendor or supplier (or any financial institution acting on behalf of such a vendor or supplier); provided that the Indebtedness thereunder is incurred solely for the purpose of (A) financing the cost (including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation) of wireless telecommunications networks or systems or for which the Company or any Restricted Subsidiary has obtained the applicable licenses or authorization to utilize the radio frequencies necessary for the operation of such networks or systems, (B) acquiring the Capital Stock of an entity engaged in the Telecommunications Business and (C) paying fees and expenses incurred in connection therewith.

               "TEMPORARY REGULATION S LEGEND" means the legend set forth in
Section 2.06(h) hereof, which is required to be placed on the Regulation S Temporary Global Note.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (section) (section) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

               "TOTAL CONSOLIDATED INDEBTEDNESS" means at any date of determination, an amount equal to (i) the accreted value of all Indebtedness, in the case of any Indebtedness issued with original issue discount, plus (ii) the principal amount of all Indebtedness, in the case of any other Indebtedness, of the Company and the Restricted Subsidiaries outstanding as of the date of determination.

               "TOTAL INVESTED CAPITAL" means, at any time of determination, the sum of, without duplication, (i) $271.5 million, the total amount of equity contributed to Tritel, Inc. as of the Issue Date, plus (ii) irrevocable binding commitments to purchase Capital Stock (other than Disqualified Stock) of Tritel, Inc. existing as of the Issue Date, plus (iii) the aggregate Net Proceeds received by the Company from capital contributions or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Issue Date, other than to a Restricted Subsidiary; provided, however, such aggregate net proceeds received pursuant to this clause (iii) shall exclude any amounts included as commitments to purchase Capital Stock in the preceding clause (ii), plus (iv) the aggregate Net Proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (v) an amount equal to the consolidated net Investment the Company and/or any of the Restricted Subsidiaries has in any Subsidiary that was designated as an Unrestricted Subsidiary after the Issue Date and redesignated as a Restricted Subsidiary in accordance with Section 4.19 hereof, plus (vi) Total Consolidated Indebtedness, minus (vii) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date.

               "TRANSACTION DATE" means, with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

               "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

               "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

               "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and otherwise complies with Section 4.19 hereof and (b) any Subsidiary of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described in Section 4.07 hereof.

               "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

               "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02.  Other Definitions.

       Term                                                     Defined
       ----                                                     -------
       "AFFILIATE TRANSACTION"..............................      4.11
       "ASSET SALE OFFER"...................................      3.09
       "AUTHENTICATION ORDER"...............................      2.02
       "CHANGE OF CONTROL OFFER"............................      4.15
       "CHANGE OF CONTROL PAYMENT"..........................      4.15
       "CHANGE OF CONTROL PAYMENT DATE".....................      4.15
       "COMPUTATION PERIOD".................................      4.07

       "COVENANT DEFEASANCE"................................      8.03
       "DTC"................................................      2.03
       "EVENT OF DEFAULT"...................................      6.01
       "EXCESS PROCEEDS"....................................      4.10
       "INCUR"..............................................      4.09
       "LEGAL DEFEASANCE"...................................      8.02
       "NON-PAYMENT EVENT OF DEFAULT".......................      11.03
       "OFFER AMOUNT".......................................      3.09
       "OFFER PERIOD".......................................      3.09
       "OFFSHORE TRANSACTION"...............................      2.06
       "PAYING AGENT".......................................      2.03
       "PAYMENT BLOCKAGE NOTICE"............................      11.03
       "PAYMENT DEFAULT"....................................      6.01
       "PAYMENT EVENT OF DEFAULT"...........................      11.03
       "PERMITTED DEBT".....................................      4.09
       "PURCHASE DATE"......................................      3.09
       "QUALIFIED INSTITUTIONAL BUYER"......................      2.06
       "REFERENCE PERIOD"...................................      4.09
       "REFINANCING"........................................      4.09
       "REGISTRAR"..........................................      2.03
       "RELATED PARTY"......................................      4.11
       "RESALE RESTRICTION TERMINATION DATE"................      2.06
       "RESTRICTED PAYMENTS"                                       407
       "TRUSTEE"............................................      8.05
       "UNITED STATES"......................................      2.06

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "INDENTURE SECURITIES" means the Notes;

               "INDENTURE SECURITY HOLDER" means a Holder of a Note;

               "INDENTURE TO BE QUALIFIED" means this Indenture;

               "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

               "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

               Unless the context otherwise requires:

               (a) a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c) "or" is not exclusive;

               (d) words in the singular include the plural, and in the plural include the singular;

               (e) provisions apply to successive events and transactions; and

               (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01.  Form and Dating.

               (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A1 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in registered form without coupons and only shall be in denominations of $1,000 and integral multiples thereof.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

               (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount at maturity of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary

Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

               (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  Execution and Authentication.

               One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

               If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

               A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               The Trustee shall, upon a written order of the Company signed by one Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount at maturity stated in paragraph 4 of the Notes. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

               The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

               The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

               The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (section) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (section) 312(a).

Section 2.06.  Transfer and Exchange.

               (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in
(i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or
2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

               (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
        Section 2.06(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
        Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with
        Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

               (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a
               beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                      (B) if the transferee will take delivery in the form of a
               beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
        Note if the exchange or transfer complies with the requirements of
        Section 2.06(b)(ii) above and:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                             (1) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                             (2) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to subparagraph (B) or
        (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of beneficial interests transferred pursuant to subparagraph
        (B) or (D) above.

               Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

               (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                      (B) if such beneficial interest is being transferred to a
               QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such beneficial interest is being transferred to a
               Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such beneficial interest is being transferred
               pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                      (E) if such beneficial interest is being transferred to an
               Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                      (F) if such beneficial interest is being transferred to
               the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                      (G) if such beneficial interest is being transferred
               pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

        the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

               (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                             (1) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                             (2) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

               (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

               (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                      (B) if such Restricted Definitive Note is being
               transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such Restricted Definitive Note is being
               transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such Restricted Definitive Note is being
               transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                      (E) if such Restricted Definitive Note is being
               transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                      (F) if such Restricted Definitive Note is being
               transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                      (G) if such Restricted Definitive Note is being
               transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount at maturity of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

               (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                             (1) if the Holder of such Definitive Notes proposes
                      to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                             (2) if the Holder of such Definitive Notes proposes
                      to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Note.

               (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
        (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of Definitive Notes so transferred.

               (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

               (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to Rule 144A
               under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transfer will be made pursuant to Rule 903 or
               Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof; and

                      (C) if the transfer will be made pursuant to any other
               exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                             (1) if the Holder of such Restricted Definitive
                      Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                             (2) if the Holder of such Restricted Definitive
                      Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

               (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that
(x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and
(ii) Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount at maturity. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

               (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend.

                      (A) Except as permitted by subparagraph (B) below, each
               Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH TRITEL PCS, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
        (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

        REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. OFFERS, SALES OR OTHER TRANSFERS OF THIS SECURITY UNDER (D), (E) AND (F) ABOVE ARE SUBJECT TO THE COMPANY's AND THE TRUSTEE's RIGHT PRIOR TO ANY SUCH OFFERS, SALES OR OTHER TRANSFERS TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                      (B) Notwithstanding the foregoing, any Global Note or
               Definitive Note issued pursuant to subparagraphs (b)(iv),
               (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
               this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

        THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE,
        (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

               (h) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

               (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

               (j) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

               (ix) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

               (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.  Replacement Notes.

               If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

               Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

               The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

               If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

               If the principal amount at maturity of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

               In determining whether the Holders of the required aggregate Accreted Value of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

               Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

               Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

               If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.  CUSIP Numbers.

               The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE THREE
                           REDEMPTION AND PREPAYMENT;
                           SATISFACTION AND DISCHARGE

Section 3.01.  Notices to Trustee.

               If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed.

               If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

               The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.

               Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

               The notice shall identify the Notes to be redeemed and shall state:

               (a) the redemption date;

               (b) the redemption price;

               (c) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion shall be issued upon cancellation of the original Note;

               (d) the name and address of the Paying Agent;

               (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

               Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

               One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

               If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

               Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

               (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to May 15, 2004. Thereafter, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below plus accrued interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date):

               Year                                   Percentage
               ----                                   ----------

               2004                                    106.375%
               2005                                    104.250%
               2006                                    102.125%
               2007 and thereafter                     100.000%

               (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to May 15, 2002, the Company may redeem up to 35% of the aggregate principal amount at maturity of the Notes at a redemption price of 112.75% of the Accreted Value thereof as of the Semi-Annual Accrual Date next preceding the date of purchase, plus the Accreted Increment as of such date of purchase, with the net cash proceeds of one or more Equity Offerings; provided that:

               (1) at least 65% of the aggregate principal amount at maturity of the Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

               (2) the redemption must occur within 60 days following the date of the closing of such Equity Offering.

               Except pursuant to the preceding paragraph, the Notes shall not be redeemable at the Company's option prior to May 15, 2004.

               (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

               The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.09.  Offer to Purchase by Application of Excess Proceeds.

               In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders and holders of pari passu Indebtedness to purchase their respective Notes and pari passu Indebtedness (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

               The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the aggregate Accreted Value of Notes and the aggregate principal amount of pari passu Indebtedness required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes and pari passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes and pari passu Indebtedness so purchased shall be made in the same manner as interest payments are made.

               If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note or pari passu Indebtedness is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes or holders who tender pari passu Indebtedness, as the case may be, pursuant to the Asset Sale Offer.

               Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders and holders of pari passu Indebtedness, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders or holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of pari passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (a) that the Asset Sale Offer is being made pursuant to this
        Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

               (b) the Offer Amount, the purchase price and the Purchase Date;

               (c) that any Note or pari passu Indebtedness not tendered or accepted for payment shall continue to accrete or accrue interest;

               (d) that, unless the Company defaults in making such payment, any Note or pari passu Indebtedness (or portion thereof) accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

               (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (g) that each Holder and holder of pari passu Indebtedness shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth his name, the principal amount at maturity such Holder or holder delivered for purchase and a statement that such Holder or holder is withdrawing his election to have such Note or pari passu Indebtedness purchased;

               (h) that, if the aggregate Accreted Value of Notes and principal amount of pari passu Indebtedness surrendered by Holders and holders of pari passu Indebtedness exceeds the Offer Amount, the Trustee shall select the Notes and pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (i) that Holders or holders whose Notes or pari passu Indebtedness were purchased only in part shall be issued new Notes or evidence of Indebtedness, as the case may be, equal in principal amount at maturity to the unpurchased portion of the Notes or pari passu Indebtedness surrendered (or transferred by book-entry transfer).

               On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and pari passu Indebtedness (or portions thereof) tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and pari passu Indebtedness tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes and pari passu Indebtedness (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder and holder of pari passu Indebtedness an amount equal to the purchase price of Notes or pari passu Indebtedness tendered by such Holder or holder, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note or evidence of Indebtedness. The Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note or pari passu Indebtedness not so accepted shall be promptly mailed or delivered by the Company to the respective holder or holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

               Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10.  Satisfaction and Discharge of Indenture.

               This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (1)    either

                      (a) all Notes that have been authenticated (except lost,
               stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                      (b) all Notes that have not been delivered to the Trustee
               for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the

               Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

               (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company or any Guarantor is bound;

               (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

               (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

               In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 3.11.  Application of Trust Money.

               All money deposited with the Trustee pursuant to Section 3.10 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01.  Payment of Notes.

               The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

               The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

               The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 of this Indenture.

Section 4.03.  Reports.

               (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

               Following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

               (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

               (c) Notwithstanding the preceding paragraphs (a) and (b), the Company may substitute reports of Tritel, Inc. for its reports so long as Tritel, Inc. is permitted (or would be permitted in the view of Tritel, Inc.'s independent accountants) under applicable rules, regulations and policies of the SEC to file such reports with the SEC in lieu of filing the reports.

               (d) The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.

Section 4.04.  Compliance Certificate.

               (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

               The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions on or prior to December 31, 2002:

               (1) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (a) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock); or (b) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary;

               (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Affiliate of the Company (other than any Restricted Subsidiary of the Company);

               (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at the Stated Maturity thereof; or

               (4) make any Restricted Investment

(all such payments and other actions set forth in and not included from clauses
(1) through (4) above are collectively referred to as "RESTRICTED PAYMENTS").

               At any time after December 31, 2002, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

               (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the first paragraph of Section 4.09 hereof; and

               (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date would not exceed an amount equal to the sum of:

                      (a) (i) Consolidated EBITDA accrued during the period
               (treated as one accounting period) from January 1, 2003 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "COMPUTATION PERIOD") less (ii) 1.5 times Consolidated Interest Expense accrued during the Computation Period; plus

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                      (b) the aggregate Net Proceeds received by the Company
               either (x) as capital contributions to the Company after the Issue Date or (y) from the issue or sale (other than to a Subsidiary of the Company) of its Equity Interests (other than Disqualified Stock) on or after the Issue Date (excluding proceeds of any Equity Offering that are used to redeem Notes pursuant to Section 3.07 hereof); plus

                      (c) the aggregate Net Proceeds received by the Company or
               any Restricted Subsidiary from the sale, disposition or repayment (other than to the Company or a Restricted Subsidiary) of any Investment made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment; plus

                      (d) the aggregate Net Proceeds received by the Company
               from the issuance (other than to a Subsidiary of the Company) on or after the Issue Date of its Equity Interests (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Company.

For purposes of determining the amount expended for Restricted Payments, property other than cash will be valued at its fair market value as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive.

               Notwithstanding the foregoing and so long as no Default or Event of Default (except with respect to clauses (1), (2), (3) and (4) below) has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit, whether the relevant event occurs before or after December 31, 2002:

               (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

               (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company in exchange for, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

               (3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the Net Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Equity Interests (other than Disqualified Stock) of the Company;

               (4) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the Net Proceeds of a substantially concurrent issuance or sale (other than to a Restricted Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (11) of the definition of "PERMITTED DEBT" under Section 4.09 hereof;

               (5) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a change of control in accordance with provisions similar to Section 4.15; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in Section 4.15 with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

               (6) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that (i) the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Issue Date does not exceed $2 million in any fiscal year and (ii) any unused amount in any 12-month period may be carried forward to one or more future periods;

               (7) make payments to Tritel, Inc. pursuant to a tax sharing agreement so long as such payments in the aggregate do not exceed the lesser of (A) the aggregate amount of taxes that would be payable by the Company and its Subsidiaries if they were filing on a separate return basis as a consolidated entity and (B) the aggregate amount of taxes paid by Tritel, Inc. and its consolidated subsidiaries;

               (8) make payments to Tritel, Inc. to reimburse Tritel, Inc. for its out-of-pocket operating and administrative expenses attributable to the Company, provided this reimbursement may not exceed $1.0 million in any fiscal year; and

               (9) payments not otherwise permitted by clauses (1) through (8) of this paragraph in an amount not to exceed $10 million.

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

The actions described in clauses (2), (3), (5), (6) and (9) of this paragraph shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the first paragraph of this Section 4.07 and the actions described in clauses (1), (4), (7) and (8) of this paragraph shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the first paragraph of this Section 4.07.

               The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

               For the purpose of making any calculations under this Section 4.07, (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in amount equal to the fair market value of the net assets of such Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive.

               If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision shall be reduced by the lesser of (x) the net asset value of such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

               If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

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Section 4.08.  Dividend and Other Payment Restrictions Affecting Restricted
               Subsidiaries.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

               (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

               (3) make loans or advances to the Company or any of its Restricted Subsidiaries; or

               (4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

               However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

               (1) Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture;

               (2) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

               (3) with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Company's Capital Stock in, or substantially all the assets of, such Restricted Subsidiary in compliance with Section 4.10 hereof;

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

               (4) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under this Indenture to the extent relating to the property or asset subject to such Lien (including, without limitation, customary restrictions relating to assets securing any Telecommunications Indebtedness or the Bank Credit Agreement under the applicable security documents); or

               (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if:

        after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), (i) the Consolidated Leverage Ratio would be less than or equal to (A) 7.0 to 1.0, if the Indebtedness is to be incurred prior to May 15, 2004 or (B) 6.0 to 1.0, if the Indebtedness is to be incurred on or after May 15, 2004, or (ii) in the case of any incurrence of Indebtedness prior to May 15, 2004, Total Consolidated Indebtedness would be equal to or less than 75% of Total Invested Capital.

In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be incurred or repaid on such date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions that occur during the four fiscal quarters for which financial statements of the Company are available immediately prior to such Transaction Date (the "REFERENCE PERIOD") or thereafter and on or prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period or subsequent to such period and on or prior to the Transaction Date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the

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

Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; and
(D) the aggregate amount of Indebtedness outstanding as of the Transaction Date shall be deemed to include the total amount of funds outstanding and/or available under any revolving credit facilities of the Company or its Restricted Subsidiaries.

               The first paragraph of this Section 4.09 shall not prohibit the incurrence of any and all of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

               (1) Indebtedness of the Company or any Restricted Subsidiary under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $600.0 million (and any guarantees of such Indebtedness by a Restricted Subsidiary);

               (2) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date, other than Indebtedness described under clause (1) above or (15) below but including Indebtedness then owed to the FCC;

               (3) Telecommunications Indebtedness;

               (4) Indebtedness represented by the Notes and any Subsidiary Guarantee;

               (5) Subordinated Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by any Restricted Subsidiary to the Company or any other Restricted Subsidiary (provided that, in each case, such Indebtedness is held by the Company or such Restricted Subsidiary);

               (6) Obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business (a) pursuant to Hedging Obligations relating to Indebtedness of the Company or a Restricted Subsidiary otherwise permitted under this Indenture that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative purposes, or (b) pursuant to Currency Agreements entered into by the Company or any of its Restricted Subsidiaries in respect of its (x) assets or (y) obligations, as the case may be, denominated in a foreign currency;

               (7) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

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

               (8) Acquired Debt of a Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of assets from such Person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the first paragraph of this Section 4.09;

               (9) Guarantees by any Restricted Subsidiary made in accordance with the provisions of Section 4.18 hereof;

               (10) Indebtedness of the Company not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $50 million at any one time outstanding;

               (11) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "REFINANCING") of any outstanding Indebtedness, other than Indebtedness incurred pursuant to clause (1), (3), (5), (6), (7), (9), (10), (12), (13) or (14) of this definition, including any successive refinancings thereof, so long as
        (a) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company incurred in connection with such refinancing, (b) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and has a final maturity date after the maturity date of the Notes, (c) such refinancing Indebtedness does not have an Average Life less than the Average Life of the Indebtedness being refinanced and has a final maturity date later than the Indebtedness being refinanced, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Indebtedness being refinanced and (d) such Indebtedness is incurred either by the Company or any Restricted Subsidiary who is the obligor on the Indebtedness being refinanced;

               (12) Capital Lease Obligations of the Company or any Restricted Subsidiary with respect to the leasing by the Company or any Restricted Subsidiary of tower sites, telephone and computer systems, operating facilities and, in each case, equipment that is a fixture thereto; provided that such Capital Lease Obligations shall not exceed $25 million in aggregate principal amount at any time outstanding;

               (13) Indebtedness of the Company or a Restricted Subsidiary represented by letters of credit for the account of the Company or a Restricted Subsidiary to provide security for workers' compensation claims, payment obligations for self insurance or similar requirements in the ordinary course of business;

               (14) Indebtedness of the Company or any Restricted Subsidiary in respect of statutory obligations; performance, surety, or appeal bonds; or other obligations of a like nature incurred in the ordinary course of business; and

               (15) Indebtedness of a Restricted Subsidiary to the FCC in respect of PCS licenses in an aggregate face amount not to exceed $75 million at any time.

               The Company shall not incur any Indebtedness (including Permitted
Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

               For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this
Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this
Section 4.09.

Section 4.10.  Asset Sales.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

               (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined at the time a legally binding agreement is entered into with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

               (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

               (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or like-kind property in a like-kind exchange pursuant to
        Section 1031 of the Internal Revenue Code, as amended. For purposes of this provision, each of the following shall be deemed to be cash:

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

                      (a) any liabilities (as shown on the Company's or such
               Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                      (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

               Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

               (1) to permanently repay or prepay any then outstanding Indebtedness under the Bank Credit Agreement, other senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary; or

               (2) to invest in properties or assets that replace the properties and assets that are the subject of such Asset Sale or in properties or assets that will be used in the business of the Company or any Restricted Subsidiary (or enter into a legally binding agreement to do so).

               If any such legally binding agreement to invest such Net Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months after such Asset Sale, whichever is later, apply or invest such Net Proceeds (or enter into another legally binding agreement to do so, which closes within 16 months of such Asset Sale) as provided in clause (1) or (2) (without regard to the parenthetical contained in clause (2)) of the immediately preceding paragraph.

               Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

               Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs shall constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer ("ASSET SALE Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

The offer price in any Asset Sale Offer shall be equal to 100% of Accreted Value plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the Accreted Value of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of the Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

               The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such conflict.

Section 4.11.  Transactions with Affiliates.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

               (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

               (2) the Company delivers to the Trustee:

                      (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                      (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate

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

               Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

               The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

               (1) any employment or consulting agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

               (2) transactions between or among the Company and/or its Restricted Subsidiaries;

               (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

               (4) payment of reasonable directors fees, expenses and indemnification to Persons who are not otherwise Affiliates of the Company;

               (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

               (6) Restricted Payments that are permitted by Section 4.07 hereof;

               (7) transactions with AT&T Corp. or any of its Affiliates relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from unaffiliated third parties;

               (8) transactions involving the leasing or sharing or other use by the Company or any Restricted Subsidiary of communications network facilities (including, without limitation, cable or fiber lines, equipment of transmission capacity) of any Affiliate of the Company (such Affiliate being a "RELATED PARTY") on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

               (9) transactions involving the provision of telecommunication services by a Related Party in the ordinary course of its business to the Company or any Restricted Subsidiary, or by the Company or any Restricted Subsidiary to a Related Party, on terms that are no less favorable (when taken as a whole) to the Company or such Restricted

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        Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

               (10) any sales agency agreements pursuant to which an Affiliate has the right to market any or all of the products or services of the Company or any of the Restricted Subsidiaries;

               (11) transactions involving the sale, transfer or other disposition of any shares of Capital Stock of any Marketing Affiliate; provided that such Marketing Affiliate is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof; and

               (12) up to $2.5 million of loans from the Company to Airwave Communications, LLC and Digital PCS, LLC to fund the payment of certain litigation-related expenses and contingent liabilities, pursuant to the secured promissory note agreement in effect on the Issue Date.

Section 4.12.  Liens.

               The Company shall not, and shall not permit any Subsidiary Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness that is pari passu with the Notes or the applicable Subsidiary Guarantee, as the case may be, or is Subordinated Indebtedness, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured equally and ratably with (or prior to, in the case of Subordinated Indebtedness) the obligations so secured until such time as such obligations are no longer secured by such Lien; provided that this restriction shall not apply to any Lien securing Acquired Debt created prior to the incurrence of such Indebtedness by the Company or any Subsidiary Guarantor (and to successive extensions or refinancings thereof), where such Lien only extends to the assets that were subject to such Lien prior to the related acquisition by the Company or the Subsidiary Guarantor.

Section 4.13.  Business Activities.

               The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Section 4.14.  Corporate Existence.

               Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the

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respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.  Repurchase at the Option of HoldersC Change of Control.

               (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value as of the Semi-Annual Accrual Date next preceding the date of purchase, plus the Accreted Increment as of such date of purchase, if such redemption occurs prior to May 15, 2004, or 101% of the Accreted Value as of the date of purchase, together with accrued and unpaid interest and Liquidated Damages, if any, if such redemption date occurs on or after May 15, 2004 (the "CHANGE OF CONTROL PAYMENT"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating: (i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change

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of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

               In the event that at the time of any Change of Control the terms of the Bank Credit Agreement restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to each Holder provided for in the prior paragraph but in any event within 30 days following any Change of Control, the Company shall either:

               (1) repay in full all amounts outstanding under the Bank Credit Agreement or offer to repay in full all amounts outstanding under the Bank Credit Agreement and repay the amounts due to each Bank who has accepted such offer; or

               (2) obtain the requisite consent under the agreements governing the Bank Credit Agreement to permit the repurchase of the Notes as provided for in the prior paragraph.

               (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

               (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

               (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

               (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company.

               The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

               The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

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Section 4.16.  Sale and Leaseback Transactions

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

               (1) the lease is for a period, including renewal rights, of not in excess of three years;

               (2) the lease secures or relates to industrial revenue or pollution control bonds;

               (3) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; or

               (4) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (1) or (2) of the second paragraph of Section
        4.10 hereof.

Section 4.17. Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.

               The Company (a) shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Restricted Subsidiary) and (b) shall not permit any Person (other than the Company or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this Section 4.17 shall not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary in compliance with the other provisions of this Indenture or (ii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

Section 4.18. Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries.

               The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes, provided that the foregoing provision shall not be applicable to

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(i) any guarantee by any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or (ii) the Bank Credit Agreement.

               Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee.

Section 4.19.  Unrestricted Subsidiaries.

               The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (1) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (2) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (3) any Investment in such Subsidiary made as result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 4.07 hereof, (4) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (5) neither the Company nor any Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with such Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section
4.09 hereof.

Section 4.20.  Payments for Consent.

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions

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of the Indenture or the Notes, unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21.  Limitation on other Senior Subordinated Debt.

               The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any of its Senior Debt and senior in any respect in right of payment to the Notes. No Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Debt and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

Section 4.22.  Additional Subsidiary Guarantees.

               If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then that newly acquired or created Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture satisfactory to the Trustee; provided that the Company shall not cause any License Subsidiary to become a Subsidiary Guarantor unless such License Subsidiary incurs Indebtedness other than Indebtedness in respect of the Bank Credit Agreement or Indebtedness to the FCC. Each new Subsidiary Guarantee shall have the same terms as the Subsidiary Guarantees described in Section 10.01 hereof.

Section 4.23.  Amendments to Securities Purchase Agreement.

               The Company shall cause Tritel, Inc. not to amend, modify or waive, or refrain from enforcing, any provision of the Securities Purchase Agreement in any manner that would delay the closing thereunder of Tritel, Inc.'s preferred stock to a date later than September 30, 1999 or would cause the net cash proceeds from the sale of Tritel, Inc.'s preferred stock to be less than $49.7 million. The Company shall also cause Tritel, Inc. to make a capital contribution to it of the net cash proceeds from such sale.

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

               The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets

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of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

               (1) either (a) the Company is the surviving corporation, or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

               (3) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred as of the time of such transaction), no Default or Event of Default exists;

               (4) The Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

                      (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                      (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.09 hereof.

               (5) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 4.12 are complied with; and

               (6) The Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the terms of the Indenture.

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Section 5.02.  Successor Corporation Substituted.

               Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all of substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof in which the Company is not the continuing obligor under this Indenture, the Person formed by or surviving any such consolidation or merger (if other than the Company) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.


                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

               An "EVENT OF DEFAULT" occurs if:

               (1) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

               (2) the Company defaults in the payment when due of principal of, or premium, if any, on the Notes;

               (3) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.15 or
        5.01 hereof;

               (4) the Company or any of its Restricted Subsidiaries fails to comply with any other agreement in this Indenture for 30 days after notice to the Company;

               (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (b) results in the

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        acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

               (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain unpaid or undischarged or are not stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such unpaid or undischarged judgments exceeds $15.0 million;

               (7) any holder or holders (or any Person acting on any such holder's behalf) of any Indebtedness in excess of $15.0 million in the aggregate of the Company or any Restricted Subsidiary shall, subsequent to the occurrence of a default with respect to such Indebtedness, notify the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any Restricted Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Restricted Subsidiary or in accordance with applicable law;

               (8) the Parent Guarantee or any Subsidiary Guarantee issued by a Significant Subsidiary ceases to be in full force and effect or is declared null and void or the Parent Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate Accreted Value of the Notes then outstanding;

               (9) the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
        Law:

                      (a) commences a voluntary case,

                      (b) consents to the entry of an order for relief against
               it in an involuntary case,

                      (c) consents to the appointment of a custodian of it or
               for all or substantially all of its property,

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

                      (d) makes a general assignment for the benefit of its
               creditors, or

                      (e) generally is not paying its debts as they become due;
               or

               (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (a) is for relief against the Company or any of its
               Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                      (b) appoints a custodian of the Company or any of its
               Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                      (c) orders the liquidation of the Company or any of its
               Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,

        and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration.

               If any Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Accreted Value of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate Accreted Value of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of interest or Liquidated Damages on, or the principal of, the Notes that has become due solely because of the acceleration) have been cured or waived.

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

               If any Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Restricted Subsidiary with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to May 15 , 2004, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on May15 of the years set forth below, as set forth below (expressed as a percentage of the Accreted Value of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

        YEAR                                            PERCENTAGE
        ----                                            ----------
        1999..........................................   112.750%
        2000..........................................    111.475
        2001..........................................    110.200
        2002..........................................    108.925
        2003..........................................    107.650

Section 6.03.  Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Liquidated Damages, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

               Holders of not less than a majority in aggregate Accreted Value of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of interest or Liquidated Damages on, or the principal of, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate Accreted Value of the then outstanding

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

Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

               Holders of a majority in aggregate Accreted Value of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

Section 6.06.  Limitation on Suits.

               A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in aggregate Accreted Value of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (5) during such 60-day period the Holders of a majority in aggregate Accreted Value of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

               A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

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Section 6.07.  Rights of Holders of Notes to Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest on, and Liquidated Damages, if any, with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

               If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights

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of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in aggregate Accreted Value of the then outstanding Notes.


                                  ARTICLE SEVEN
                                     TRUSTEE

Section 7.01.  Duties of Trustee.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of

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care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

               (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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Section 7.02.  Certain Rights of Trustee.

               (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

               (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02 hereof, and such notice references the Notes; and

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               (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.03.  Individual Rights of Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

               Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (Section) 313(a) (but if no event described in TIA (Section) 313(a) has occurred within the twelve months

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preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (section) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (section) 313(c).

               A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (Section) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.
Section 7.07.  Compensation and Indemnity.

               The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

               To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the

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

services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA (section) 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate Accreted Value of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a custodian or public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate Accreted Value of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least ten percent in aggregate Accreted Value of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, Etc.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA (section) 310(a)(1), (2) and (5). The Trustee is subject to TIA (section) 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

               The Trustee is subject to TIA (section) 311(a), excluding any creditor relationship listed in TIA (section) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (section) 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or

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8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  Legal Defeasance and Discharge.

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

Section 8.03.  Covenant Defeasance.

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07 through 4.23 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

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Section 8.04.  Conditions to Legal or Covenant Defeasance.

               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

               (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be;

               (2) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (3) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(9) or 6.01(10) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

               (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

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

               (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (7) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

               (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

               Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

               Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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Section 8.06.  Repayment to Company.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.  Reinstatement.

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

               Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

               (a) to cure any ambiguity, defect or inconsistency;

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               (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (c) to evidence the succession of another person to the Company or any other obligor on the Notes and to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article Five hereof;

               (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

               (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

               Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become

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effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

               It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate Accreted Value of the then outstanding Notes voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

               (1) reduce the Accreted Value of Notes whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.10 and 4.15);

               (3) reduce the rate of or change the time for payment of interest on any Note;

               (4) waive a Default or Event of Default in the payment of principal of or interest or premium or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate Accreted Value of the Notes and a waiver of the payment default that resulted from such acceleration);

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               (5) make any Note payable in money other than that stated in the
        Notes;

               (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

               (7) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or Section 4.15 hereof); or

               (8) make any change in the preceding amendment and waiver provisions.

Section 9.03.  Compliance with Trust Indenture Act.

               Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.

               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, Etc.

               The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or

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supplemental indenture, the Trustee shall be entitled to receive and (subject to
Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE TEN
                                   GUARANTEES

Section 10.01.   Guarantees.

                 Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium and Liquidated Damages, if any) and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection.

                 Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                 Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium or Liquidated Damages, if any) or interest on such Note, whether at its Stated Maturity, by

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acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                 If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Section 10.02.   Execution and Delivery of Guarantee.

                 The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.03.   Severability.

                 In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.04.   Seniority of Guarantees.

                 The Obligations of each Guarantor under its Guarantee pursuant to this Article Ten shall be junior and subordinated to any Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the

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foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Eleven hereof.

Section 10.05.   Limitation of Guarantors' Liability.

                 Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance.

Section 10.06.   Guarantors May Consolidate, Etc., on Certain Terms.

                 Except as otherwise provided in Section 10.07 hereof, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

                 (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                 (2) either:

                        (a) the Person acquiring the property in any such sale
                 or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture and appropriate collateral documents satisfactory to the Trustee; or

                        (b) the Net Proceeds of any such sale or other
                 disposition of a Subsidiary Guarantor are applied in accordance with the provisions of Section 4.10 hereof.

                 In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the

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Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

                 Except as set forth in Articles Four and Five hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.07.   Releases Following Sale of Assets.

                 Any Guarantor shall be released and relieved of any obligations under its Guarantee, (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the provisions of Section 4.10 hereof; or (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the Company applies the Net Proceeds of that sale in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

                 Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

Section 10.08.   Release of a Guarantor.

                 (a) Any Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Company's request for such release accompanied by an Officers' Certificate

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certifying as to the compliance with this Section 10.08. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Guarantee.

                 (b) In the event the Banks release or terminate a guarantee by Tritel, Inc. or a Subsidiary Guarantor of all the obligations under the Bank Credit Agreement, except a release or termination by or as a result of payment in full of all Obligations under the Bank Credit Agreement, Tritel, Inc. or such Subsidiary Guarantor, as the case may be, shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee.

Section 10.09.   Benefits Acknowledged.

                 Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.


                                 ARTICLE ELEVEN
                                  SUBORDINATION

Section 11.01.   Notes Subordinate to Senior Debt.

                 The Company covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, for the benefit of the Holders, from time to time, of Senior Debt that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium and Liquidated Damages, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of this Indenture or thereafter incurred; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of (and premium and Liquidated Damages, if any) and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Debt.

Section 11.02.   Payment by the Company of Proceeds upon Dissolution, Etc.

                 Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

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                 (1) the holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding, whether or not allowed, at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the Notes, (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described in Section 8.04 hereof); and

                 (2) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Holder shall have received any payment in respect of the Notes (other than a payment in Permitted Junior Securities and from the trust described in Section 8.04 hereof) when (i) the payment is prohibited by this Article, and (ii) the Trustee or the Holder has actual knowledge or otherwise receives notice that such payment is prohibited, the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holder of Senior Debt of the Company, and upon the written request of the holders of Senior Debt of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the Company or their proper representative.

                 The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Five.

Section 11.03. Suspension of Payment on Notes When Senior Debt of the Company in Default.

                 (a) Unless Section 11.02 shall be applicable, the Company shall not make any payment upon or in respect of the Notes (except in Permitted Junior Securities and from the trust described in Section 8.04 hereof) if:

                 (i) a default in the payment (including any such default following acceleration of maturity) of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace (a "PAYMENT EVENT OF DEFAULT"), or

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                 (ii) any other default occurs and is continuing (a "NON-PAYMENT
        EVENT OF DEFAULT") on any series of Designated Senior Debt which permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a written notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the Company or the holders of any Designated Senior Debt.

                 (b) Payments on the Notes may and shall be resumed: (i) in the case of a Payment Event of Default, upon the date on which such default is cured or waived; and (ii) in case of a Non-payment Event of Default, the earlier of the date on which such Non-payment Event of Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

                 No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

Section 11.04.   Payment Over by Guarantors of Proceeds upon Dissolution, Etc.

                 Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

                 (1) the holders of Senior Debt of such Guarantor shall be entitled to receive indefeasible payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding, whether nor not allowed, at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the respective Guarantee, and until all Obligations with respect to Senior Debt of such Guarantor and Senior Debt of the Company are paid in full in cash, any distribution to which the Holders would be entitled shall be made to the holders of such Senior Debt (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described in Section 8.04 hereof); and

                 (2) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Holder shall have received any payment in respect of the

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        Notes (other than a payment in Permitted Junior Securities and from the trust described in Section 8.04 hereof) when (i) the payment is prohibited by this Article, and (ii) the Trustee or the Holder has actual knowledge or otherwise receives notice that such payment is prohibited, the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holder of Senior Debt of such Guarantor, and upon the written request of the holders of Senior Debt of such Guarantor, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of such Guarantor or their proper representative.

                 The consolidation of any Guarantor with, or the merger of any Guarantor into, another Person or the liquidation or dissolution of any Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this
Section if the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5.

Section 11.05. Suspension of Payment on Guarantees When Senior Indebtedness of Guarantor in Default.

                 (a) Unless Section 11.04 shall be applicable, a Guarantor shall not make any payment upon or in respect of such Guarantor's Guarantee (except in such Permitted Junior Securities) if:

                 (i) a Payment Event of Default on Designated Senior Debt of such Guarantor or Designated Senior Debt of the Company occurs and is continuing beyond any applicable period of grace from Debt, or

                 (ii) any Non-payment Event of Default occurs and is continuing with respect to Designated Senior Debt of such Guarantor or Designated Senior Debt of the Company which permits holders of the Designated Senior Debt of such Guarantor or Designated Senior Debt of the Company as to which such default relates to accelerate its maturity and the Trustee receives a Payment Blockage Notice from the Company or the respective holders of such Designated Senior Debt.

                 (b) Payments on the Guarantees may and shall be resumed: (i) in the case of a Payment Event of Default, upon the date on which such default is cured or waived; and (ii) in case of a Non-payment Event of Default, the earlier of the date on which such Non-payment Event of Default is cured or waived or 179 days after the date on which the applicable Payment

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Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

                 No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

Section 11.06.   Payment Permitted If No Default.

                 Nothing contained in this Article or elsewhere in this Indenture, in any of the Notes or in any Guarantee shall prevent the Company or any Guarantors, as applicable, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company or any Guarantor referred to in Section 11.02 or 11.04 under the conditions described in Section 11.03 or 11.05, from making payments at any time of principal of (and premium and Liquidated Damages, if any, on) or interest on the Notes or under a Guarantee, as applicable.

Section 11.07.   Subrogation to Rights of Holders of Senior Debt.

                 Subject to the payment in full of all Senior Debt, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company or any Guarantor which by its express terms is subordinated to Senior Debt of the Company or such Guarantor to the same extent as the Notes or the Guarantees are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders or the Trustee, shall, as among the Company, the Guarantors, their respective creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment or distribution by the Company or any Guarantor to or on account of the Senior Debt.

Section 11.08.   Provisions Solely to Define Relative Rights.

                 The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior

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Debt on the other hand. Nothing contained in this Article or elsewhere in this
Indenture or in the Notes is intended to or shall (a) impair, as between the Company, or any Guarantor as applicable, and the Holders, the obligation of the Company or such Guarantor, which is absolute and unconditional, to pay to the Holders the principal of (and premium and Liquidated Damages, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or any Guarantor of the Holders and creditors of the Company or such Guarantor other than the holders of Senior Debt; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt.

Section 11.09.   Trustee to Effectuate Subordination.

                 Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 11.10.   No Waiver of Subordination Provisions.

                 (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor, or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company, any Guarantor and any other Person.

Section 11.11.   Notice to Trustee.

                 (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or the representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium and Liquidated Damages, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                 (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a representative therefor) to establish that such notice has been given by a holder of Senior Debt (or a representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.12.   Reliance on Judicial Order or Certificate of Liquidating Agent.

                 Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 11.13. Rights of Trustee As a Holder of Senior Debt; Preservation of Trustee's Rights.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

Section 11.14.   Article Applicable to Paying Agents.

                 In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 11.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 11.15.   No Suspension of Remedies.

                 Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article 6.

Section 11.16.   Trust Moneys Not Subordinated.

                 Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of Government Securities held in trust under Article Eight hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Eight hereof and not in violation of Section 11.03 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

Section 11.17.   Trustee Not Fiduciary for Holders of Senior Debt.

                 The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 11.18.   Notice to Holders of Senior Debt.

                 The Company shall promptly notify holders of its Senior Debt if payment of the Notes is accelerated in accordance with Article Six because of an Event of Default.


                                 ARTICLE TWELVE
                                  MISCELLANEOUS

Section 12.01.   Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (section) 318(c), the imposed duties shall control.

Section 12.02.   Notices.

                 Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                 If to the Company or the Guarantors:

                 Tritel PCS, Inc.
                 1080 River Oaks Drive
                 Suite B-100
                 Jackson, MS  39208
                 Attention: James H. Neeld, IV

                 With a copy to:

                 Brown & Wood LLP
                 One World Trade Center
                 New York, NY  10048
                 Attention:  Michael A. King

                 If to the Trustee:

                 The Bank of New York
                 Corporate Trust Administration, Floor 21W
                 101 Barclay Street
                 New York, NY  10286

                 The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (section) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.   Communication by Holders of Notes with Other Holders of Notes.

               Holders may communicate pursuant to TIA (section) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (section) 312(c).

Section 12.04.   Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                 (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                 (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.   Statements Required in Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (section) 314(a)(4)) shall comply with the provisions of TIA (section) 314(e) and shall include:

                 (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                 (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.   Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                 No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08.   Governing Law.

                 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.   No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.   Successors.

                 All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.   Severability.

                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.   Counterpart Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.   Table of Contents, Headings, Etc.

                 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

Dated as of May 11, 1999


Attest:                                TRITEL PCS, INC.

                                       By:
                                          -------------------------------
Name:                                     Name:
Title                                     Title:

Attest:                                TRITEL, INC.

                                       By:
                                          -------------------------------
Name:                                     Name:
Title                                     Title:

Attest:                                TRITEL COMMUNICATIONS , INC.

                                       By:
                                          -------------------------------
Name:                                     Name:
Title                                     Title:

Attest:                                TRITEL FINANCE, INC.

                                       By:
                                          -------------------------------
Name:                                     Name:
Title                                     Title:

Attest:                                THE BANK OF NEW YORK

                                       By:
                                          -------------------------------
Authorized Signatory                      Name:
Date:                                     Title:

                                                                      EXHIBIT A1

                                 [Face of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH TRITEL PCS, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,

                                      A1-1

(C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. OFFERS, SALES OR OTHER TRANSFERS OF THIS SECURITY UNDER (D), (E) AND (F) ABOVE ARE SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFERS, SALES OR OTHER TRANSFERS TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      A1-2

                                                               CUSIP ___________

No. __                                                               $__________

                                TRITEL PCS, INC.

                12 3/4% Senior Subordinated Discount Notes due 2009


         The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date: May 11, 1999

Yield to maturity for period from Issue Date to May 15, 2009: 12 3/4%, compounded semi-annually on May 15 and November 15, commencing May 11, 1999 (computed without giving effect to the additional payments of interest in the event the issuer fails to commence the exchange offer, cause the registration statement to be declared effective or consummate the exchange offer, each as described on the reverse hereof)

Original issue discount under Section 1273 of the Internal Revenue Code (for each $1,000 principal amount at maturity): $1,099.25

Issue Price (for each $1,000 principal amount at maturity): $538.28

         Tritel PCS, Inc., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of _____________ ($_________) on May 15, 2009.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2004.

Record Dates: May 1 and November 1.

         Tritel, Inc., a Delaware corporation, Tritel Communications, Inc., a Delaware corporation, and Tritel Finance, Inc., a Delaware corporation (collectively, the "Guarantors," which term includes any successors under the Indenture hereinafter referred to and any Subsidiary of the Company that provides a Guarantee pursuant to the Indenture), have jointly and severally, fully and unconditionally guaranteed the payment of principal of, premium and Liquidated Damages, if any, and interest on the Notes.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      A1-3

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                       TRITEL PCS, INC.

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


This is one of the 12 3/4% Senior Subordinated Discount Notes due 2009 described in the within-mentioned Indenture.


Dated:  May 11, 1999

THE BANK OF NEW YORK
  as Trustee


By:
   ---------------------------------
        Authorized Signatory

                                      A1-4

                             [Reverse Side of Note]

                                TRITEL PCS, INC.

               12 3/4% Senior Subordinated Discount Notes due 2009

               Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               1. INTEREST. The Company promises to pay interest on the principal amount at maturity of this Note at 12 3/4% per annum from November 15, 2004, until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. No interest shall be paid or accrued on the Notes prior to May 15, 2004. Thereafter, the Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 15, 2004; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

               2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York maintained for such purposes, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

               4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 11, 1999 ("Indenture") between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (section) (section) 77aaa77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a

                                      A1-5
statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior subordinated obligations of the Company limited to $200 million in aggregate principal amount at maturity.

               5. OPTIONAL REDEMPTION.

               (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to May 15, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below plus accrued and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below (subject to the right of Holder on the relevant record date to receive interest due on the related Interest Payment Date):

        Year                                          Percentage
        ----                                          ----------
        2004........................................  106.375%
        2005........................................  104.250%
        2006........................................  102.125%
        2007 and thereafter.........................  100.000%

               (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 15, 2002, the Company may redeem up to 35% of the aggregate principal amount at maturity of the Notes with proceeds of one or more Equity Offerings at a redemption price of 112.75% of the Accreted Value thereof as of the Semi-Annual Accrual Date next preceding the date of purchase, plus the Accreted Increment as of such date of purchase; provided that:

               (1) at least 65% of the aggregate principal amount at maturity of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Restricted Subsidiaries); and

               (2) the redemption must occur within 60 days following the date of the closing of such Equity Offering.

               6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                      A1-6

               7. REPURCHASE AT OPTION OF HOLDER.

               (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value as of the Semi-Annual Accrual Date next preceding the date of purchase, plus the Accreted Increment as of such date of purchase, if such redemption occurs prior to May 15, 2004, or 101% of the Accreted Value as of the date of purchase, together with accrued and unpaid interest and Liquidated Damages, if any, if such redemption date occurs on or after May 15, 2004 (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

               (b) When the aggregate amount of Excess Proceeds from one or more Asset Sales exceeds $15.0 million, the Company shall commence an offer ("Asset Sale Offer") pursuant to Section 3.09 of the Indenture to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of Accreted Value plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the Accreted Value of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of the Notes and such other pari passu Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

               8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. No Notes of $1,000 or less shall be redeemed in part. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

               9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not

                                      A1-7
exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

               10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

               11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to evidence the succession of another Person to the Company or any other Obligor on the Notes and to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

               12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company or the Company's Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or the Company's Restricted Subsidiaries for 30 days after notice to the Company to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) notice to the Trustee of an intended sale of disposition of certain properties securing Indebtedness that is in default; (viii) the Guarantee ceases to be in full force and effect or is declared null and void and such condition has continued for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% of the aggregate Accreted Value of the then outstanding Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Accreted Value of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate Accreted Value of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the

                                      A1-8
payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate Accreted Value of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

               13. GUARANTEES. The Company's obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors, as provided in Article Ten of the Indenture.

               14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 11, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

               19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                      A1-9

               The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Tritel PCS, Inc.
1080 River Oaks Drive
Suite B-100
Jackson, MS  39208
Attention:  James H. Neeld, IV

                                     A1-10

                                 ASSIGNMENT FORM

               To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                               (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ----------------------------

                                  Your Signature:
                                                 -------------------------------
                                                 (Sign exactly as your name
                                                 appears on the face of this
                                                 Note)

Signature Guarantee*:
                     ----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-11

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                 [ ] Section 4.10              [ ] Section 4.15

               If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $
                                -----------------
Date:
     -----------------

                                  Your Signature:
                                                 -------------------------------
                                                 (Sign exactly as your name
                                                 appears on the face of this
                                                 Note)

                                  Tax Identification No.:
                                                         -----------------------

Signature Guarantee*:
                     -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-12

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

               The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                      Principal Amount at
                   Amount of Decrease in    Amount of Increase in          Maturity              Signature of
                    Principal Amount at      Principal Amount at      of this Global Note     Authorized Officer
                         Maturity                 Maturity              Following such           of Trustee or
Date of Exchange    of this Global Note      of this Global Note    decrease (or increase)      Note Custodian
----------------    -------------------      -------------------    ----------------------      --------------











                                     A1-13

                                                                      EXHIBIT A2

                                 [Face of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER

                                      A2-1

OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH TRITEL PCS, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND
(Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. OFFERS, SALES OR OTHER TRANSFERS OF THIS SECURITY UNDER (D), (E) AND (F) ABOVE ARE SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFERS, SALES OR OTHER TRANSFERS TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      A2-2

                                                                CINS ___________

No. __                                                               $__________

                                TRITEL PCS, INC.

                12 3/4% Senior Subordinated Discount Notes due 2009


               The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date: May 11, 1999

Yield to maturity for period from Issue Date to May 15, 2009: 12 3/4%, compounded semi-annually on May 15 and November 15, commencing May 11, 1999 (computed without giving effect to the additional payments of interest in the event the issuer fails to commence the exchange offer, cause the registration statement to be declared effective or consummate the exchange offer, each as described on the reverse hereof)

Original issue discount under Section 1273 of the Internal Revenue Code (for each $1,000 principal amount at maturity): $1,099.25

Issue Price (for each $1,000 principal amount at maturity): $538.28

               Tritel PCS, Inc., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ______________, or its registered assigns, the principal sum of ____________ ($__________) on May 15, 2009.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2004.

Record Dates: May 1 and November 1.

               Tritel, Inc., a Delaware corporation, Tritel Communications, Inc., a Delaware corporation, and Tritel Finance, Inc., a Delaware corporation (collectively, the "Guarantors," which term includes any successors under the Indenture hereinafter referred to and any Subsidiary of the Company that provides a Guarantee pursuant to the Indenture), have jointly and severally, fully and unconditionally guaranteed the payment of principal of, premium and Liquidated Damages, if any, and interest on the Notes.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      A2-3

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                       TRITEL PCS, INC.

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

This is one of the 12 3/4% Senior Subordinated Discount Notes due 2009 described in the within-mentioned Indenture.


Dated:  May 11, 1999

THE BANK OF NEW YORK
  as Trustee


By:
   ---------------------------------
          Authorized Signatory

                                      A2-4

              [Reverse Side of Regulation S Temporary Global Note]

                                TRITEL PCS, INC.

               12 3/4% Senior Subordinated Discount Notes due 2009

               Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               1. INTEREST. The Company promises to pay interest on the principal amount at maturity of this Note at 12 3/4% per annum from November 15, 2004, until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. No interest shall be paid or accrued on the Notes prior to May 15, 2004. Thereafter, the Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 15, 2004; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

               Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Discount Notes under the Indenture.

               2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York maintained for such purposes, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change

                                      A2-5
any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

               4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 11, 1999 ("Indenture") between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (section) (section) 77aaa77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior subordinated obligations of the Company limited to $200 million in aggregate principal amount at maturity.

               5. OPTIONAL REDEMPTION.

               (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to May 15, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below plus accrued and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below (subject to the right of Holder on the relevant record date to receive interest due on the related Interest Payment Date):

        Year                                           Percentage
        ----                                           ----------
        2004.........................................   106.375%
        2005.........................................   104.250%
        2006.........................................   102.125%
        2007 and thereafter..........................   100.000%

               (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 15, 2002, the Company may redeem up to 35% of the aggregate principal amount at maturity of the Notes with proceeds of one or more Equity Offerings at a redemption price of 112.75% of the Accreted Value thereof as of the Semi-Annual Accrual Date next preceding the date of purchase, plus the Accreted Increment as of such date of purchase; provided that:

               (1) at least 65% of the aggregate principal amount at maturity of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Restricted Subsidiaries); and

               (2) the redemption must occur within 60 days following the date of the closing of such Equity Offering.

               6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                      A2-6

               7. REPURCHASE AT OPTION OF HOLDER.

               (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value as of the Semi-Annual Accrual Date next preceding the date of purchase, plus the Accreted Increment as of such date of purchase, if such redemption occurs prior to May 15, 2004, or 101% of the Accreted Value as of the date of purchase, together with accrued and unpaid interest and Liquidated Damages, if any, if such redemption date occurs on or after May 15, 2004 (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

               (b) When the aggregate amount of Excess Proceeds from one or more Asset Sales exceeds $15.0 million, the Company shall commence an offer ("Asset Sale Offer") pursuant to Section 3.09 of the Indenture to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of Accreted Value plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the Accreted Value of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of the Notes and such other pari passu Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

               8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. No Notes of $1,000 or less shall be redeemed in part. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

               9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay

                                      A2-7
any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

               This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

               10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

               11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to evidence the succession of another Person to the Company or any other Obligor on the Notes and to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

               12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company or the Company's Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or the Company's Restricted Subsidiaries for 30 days after notice to the Company to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) notice to the Trustee of an intended sale of disposition of certain properties securing Indebtedness that is in default; (viii) the Guarantee ceases to be in full force and effect or is declared null and void and such condition has continued for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% of the aggregate Accreted Value of the then outstanding Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at

                                      A2-8
least 25% in aggregate Accreted Value of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate Accreted Value of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate Accreted Value of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

               13. GUARANTEES. The Company's obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors, as provided in Article Ten of the Indenture.

               14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 11, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                                      A2-9

               19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Tritel PCS, Inc.
1080 River Oaks Drive
Suite B-100
Jackson, MS  39208
Attention:  James H. Neeld, IV

                                     A2-10

                                 ASSIGNMENT FORM

               To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                               (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ----------------------------

                                  Your Signature:
                                                 -------------------------------
                                                 (Sign exactly as your name
                                                 appears on the face of this
                                                 Note)

Signature Guarantee*:
                     ----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-11

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                  G Section 4.10              G Section 4.15

               If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $
                                -----------------
Date:
     -----------------

                                  Your Signature:
                                                 -------------------------------
                                                 (Sign exactly as your name
                                                 appears on the face of this
                                                 Note)

                                  Tax Identification No.:
                                                         -----------------------

Signature Guarantee*:
                     -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-12

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

               The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                      Principal Amount at
                   Amount of Decrease in    Amount of Increase in          Maturity              Signature of
                    Principal Amount at      Principal Amount at      of this Global Note     Authorized Officer
                         Maturity                 Maturity              Following such           of Trustee or
Date of Exchange    of this Global Note      of this Global Note    decrease (or increase)      Note Custodian
----------------    -------------------      -------------------    ----------------------      --------------











                                     A2-13

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Tritel PCS, Inc.
1080 River Oaks Drive
Suite B-100
Jackson, MS  39208

[Registrar address block]


               Re: ___% Senior Subordinated Discount Notes due 2009

               Reference is hereby made to the Indenture, dated as of _________________ (the "Indenture"), among Tritel PCS, Inc., as issuer (the "Company"), the Guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

               1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

               2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such

Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

               3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

               (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and
        (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

               4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

               (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                                 -------------------------------
                                                   [Insert Name of Transferor]

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:
      ---------------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a) [ ]   a beneficial interest in the:

             (i)   [ ]  144A Global Note (CUSIP __________); or

             (ii)  [ ]  Regulation S Global Note (CUSIP __________); or

             (iii) [ ]  IAI Global Note (CUSIP __________); or

         (b) [ ]   a Restricted Definitive Note.

2.      After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a) [ ]   a beneficial interest in the:

             (i)   [ ]  144A Global Note (CUSIP __________); or

             (ii)  [ ]  Regulation S Global Note (CUSIP __________); or

             (iii) [ ]  IAI Global Note (CUSIP __________); or

             (iv)  [ ]  Unrestricted Global Note (CUSIP __________); or

         (b) [ ] a Restricted Definitive Note; or

         (c) [ ] an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Tritel PCS, Inc.
1080 River Oaks Drive
Suite B-100
Jackson, MS  39208

[Registrar address block]

               Re: ___% Senior Subordinated Discount Notes due 2009

                              (CUSIP ____________)

               Reference is hereby made to the Indenture, dated as of _________________ (the "Indenture"), among Tritel PCS, Inc., as issuer (the "Company"), the Guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

               1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

               (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
(iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

               (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of

                                                                       EXHIBIT C

the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                 -------------------------------
                                                   [Insert Name of Transferor]


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

Dated:
      ----------------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Tritel PCS, Inc.
1080 River Oaks Drive
Suite B-100
Jackson, MS  39208

[Registrar address block]

               Re:    ___% Senior Subordinated Discount Notes due 2009

               Reference is hereby made to the Indenture, dated as of _________________ (the "Indenture"), among Tritel PCS, Inc., as issuer (the "Company"), the Guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of $____________ aggregate principal amount at maturity of:

               (a) [ ] a beneficial interest in a Global Note, or

               (b) [ ] a Definitive Note,

               we confirm that:

               1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

               2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global

Note from us in a transaction meeting the requirements of clauses (A) through
(E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

               3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                            ------------------------------------
                                            [Insert Name of Accredited Investor]



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:
      ---------------------------------

                                      D-2